UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 23, 2008

ALTERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws of Altera Corporation

On September 23, 2008, the Board of Directors of Altera Corporation (the “Company”) approved amendments to Article II of the Company’s By-laws (the “By-laws”).  The amendments relate to the advance notice provisions for nominations of directors and other business.  The amended provisions, among other things, (a) update the information required to be provided by a stockholder who submits a director nomination or other business for consideration at a stockholder meeting and (b) specify that a stockholder must abide by the advance notice provisions to have a proposal be considered at a stockholder meeting, whether or not such stockholder includes such proposal in the Company’s proxy statement.

The full text of the Company’s By-laws, as amended and restated, is filed as Exhibit 3.2 hereto, and amended Article II thereof is incorporated herein by reference.

Change in Fiscal Year

On September 23, 2008, the Company’s Board of Directors also approved a change in the Company’s fiscal year end, from the Friday nearest December 31 to December 31 of each year.  This change is being implemented for certain administrative purposes and is effective beginning with the Company’s fiscal year 2008.  No transition period report is required as a result of this change in fiscal year.

Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits.

3.2	By-laws of the Registrant, as currently in effect

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION
/s/ Timothy R. Morse
Timothy R. Morse, Senior Vice President and Chief Financial Officer

Date: September 26, 2008

EXHIBIT INDEX

Exhibit No.                                                      Description

3.2	By-laws of the Registrant, as currently in effect